                                                                                                                       Exhibit 99.2

                                                      CERTIFICATION PURSUANT TO
                                           SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002*

In  connection  with the Annual Report on Form 11-K of the ABC, Inc.  Savings and Investment Plan (the "Plan") with respect to the fiscal year ended December 31, 2002, as filed with the  Securities and Exchange  Commission on the date hereof (the "Report"), I,
Michael D. Eisner, Chairman of the Board and Chief Executive  Officer of The Walt Disney Company, the parent company of ABC, Inc.
(the Plan sponsor), certify, pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

     1.       The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange
              Act of 1934; and

     2.       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

By:       /s/ MICHAEL D. EISNER
-----------------------------------------------
Michael D. Eisner
Chairman of the Board
and Chief Executive Officer
The Walt Disney Company
June 27, 2003

* A signed original of this written statement required by Section 906 has been provided to The Walt Disney Company and will be retained by The Walt Disney Company and furnished to the Securities and Exchange Commission or its staff upon request.